Exhibit 23.1

LARRY O’DONNELL, CPA, P.C.

2228 South Fraser Street, Unit 1

Aurora, Colorado 80014

303-745-4545

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2006, included in the Registration Statement to Form SB-2 and related Prospectus of New Life Scientific, Inc. for the registration of shares of its common stock.

s/s Larry O’Donnell, CPA, P.C.

Larry O’Donnell, CPA, P.C.

Aurora, Colorado

June 7, 2006